Exhibit 21
                                                                     Page 1 of 2

                         SUBSIDIARIES OF THE REGISTRANT

                                                      State or Providence
Company                                                Of Incorporation
-------                                                ----------------

1224194Ontario, Inc.                                        Canada
A.P. Co., S.r.l.                                            Italy
AG International, S.r.l.                                    Italy
Airone, S.r.l.                                              Italy
ARAS, S.r.l.                                                Italy
Arpel Rivestimenti, S.r.l.                                  Italy
Artepelle, S.r.l.                                           Italy
Auto Avio, S.r.l.                                           Italy
Auto Trim de Mexico, S.A. de C.V.                           Mexico
Auto Trim, Inc.                                             Texas
Autotop, S.r.l.                                             Italy
BREED Automotive of Florida, Inc.                           Florida
BREED Automotive Technology, Inc.                           Delaware
BREED Automotive West, Inc.                                 Delaware
BREED Automotive, L.P.                                      Delaware
BREED European Holdings Limited                             United Kingdom
BREED International Manufacturing Development Corp.         Delaware
BREED International, Inc.                                   Virgin Islands
BREED Italia, S.r.l.                                        Italy
BREED Italian Holdings, S.r.l.                              Italy
BREED Manufacturing of Texas, Inc.                          Texas
BREED Mexicana, S.A. de C.V.                                Mexico
BREED Technik, GmbH                                         Germany
BREED Technologies Finland Oy                               Finland
BTI Assurance Group, Ltd.                                   Bermuda
BTI Investments                                             Canada
CLP, S.r.l.                                                 Italy
CRV, S.r.l.                                                 Italy
Custom Trim de Mexico, S.A. de C.V.                         Mexico
Custom Trim Ltd. de Mexico, S.A. de C.V.                    Mexico
Custom Trim, Ltd.                                           Canada
Decemviri, S.r.l.                                           Italy
DUE LM, S.r.l.                                              Italy
Elec-Trol de Mexico, S.A. de C.V.                           Mexico
Elec-Trol, Inc.                                             Delaware
FAS, S.p.A.                                                 Italy
Fiver, S.r.l.                                               Italy



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                                                                      Exhibit 21
                                                                     Page 2 of 2

Force Imaging Technologies, Inc.                            Illinois
G Holding, S.r.l.                                           Italy
Gallino Plasturgia, S.r.l.                                  Italy
Hamlin Electronics Europe  Limited                          United Kingdom
Hamlin Electronics GmbH                                     Germany
Hamlin SARL                                                 France
Hamlin, Incorporated                                        Delaware
Hamlin, S.A. de C.V.                                        Mexico
Hobby Legno, S.r.l.                                         Italy
Innovative Mim Technologies, Inc.                           Delaware
Iron Sud, S.r.l.                                            Italy
Italtest DUE, S.r.l.                                        Italy
Italtest, S.r.l.                                            Italy
LAMM, S.r.l.                                                Italy
Lanebrook, Ltd.                                             Ireland
LTM, S.r.l.                                                 Italy
MOMO Coarse, S.r.l.                                         Italy
MOMO Design, S.r.l.                                         Italy
MOMO Hungaria, Kft.                                         Hungary
Momo, S.p.A.                                                Italy
Momo, USA, Inc.                                             Florida
MoWest, Inc.                                                California
Productos Electro-Mecanicos BAC, S.A. de C.V.               Mexico
Scaligera, S.r.l.                                           Italy
Selva, S.r.l.                                               Italy
Texmex Trim                                                 Mexico
Trimmex                                                     Mexico
Union, S.r.l.                                               Italy
United Steering Systems Clifford, Limited                   United Kingdom
United Steering Systems Elmgrove Limited                    United Kingdom,
United Steering Systems, Inc.                               Delaware
Veneta Volanti, S.r.l.                                      Italy
VTI Hamlin Oy                                               Finland